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As filed with the Securities and Exchange Commission on January 10, 2014

File No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10

General Form for Registration of Securities
Pursuant to Section 12(b) or (g) of
The Securities Exchange Act of 1934

Rightside Group, Ltd.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	32-0415537 (IRS Employer Identification Number)
5808 Lake Washington Blvd., Suite 300 Kirkland, WA (Address of principal executive offices)	98033 (Zip Code)

(425) 298-2500
(Registrant's telephone number, including area code)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share

        Securities to be registered pursuant to Section 12(g) of the Act: None

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

 INFORMATION INCLUDED IN INFORMATION STATEMENT
AND INCORPORATED BY REFERENCE IN FORM 10

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

        This Registration Statement on Form 10 ("Form 10") incorporates by reference information contained in the Information Statement filed as Exhibit 99.1 hereto (the "Information Statement"). The cross-reference table below identifies where the items required by Form 10 can be found in the Information Statement.

Item No.	Item Caption	Location in Information Statement
1.	Business	"Summary," "Risk Factors," "Business" and "Where You Can Find More Information"
1A.	Risk Factors	"Risk Factors" and "Special Note Regarding Forward-Looking Statements"
2.	Financial Information	"Summary—Selected Financial Data," "Selected Historical Combined Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"
3.	Properties	"Business—Facilities"
4.	Security Ownership of Certain Beneficial Owners and Management	"Security Ownership of Certain Beneficial Owners and Management"
5.	Directors and Executive Officers	"Management"
6.	Executive Compensation	"Executive Compensation"
7.	Certain Relationships and Related Party Transactions, and Director Independence	"Risk Factors," "Management" and "Certain Relationships and Related Party Transactions"
8.	Legal Proceedings	"Business—Legal Proceedings"
9.	Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters	"Summary," "Risk Factors," "The Spin-Off," "Dividend Policy" and "Description of Our Capital Stock"
10.	Recent Sales of Unregistered Securities	"Recent Sales of Unregistered Securities"
11.	Description of Registrant's Securities to be Registered	"Description of Our Capital Stock"
12.	Indemnification of Directors and Officers	"Indemnification and Limitation of Liability of Directors and Officers" and "Management—Indemnification of Officers and Directors"
13.	Financial Statements and Supplementary Data
"Summary—Selected Financial Data," "Selected Historical Combined Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Index to Financial Statements" including the Financial Statements
14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable

ITEM 15.    Financial Statements and Exhibits

(a)
Financial Statements

        See "Index to Financial Statements" beginning on page F-1 of the Information Statement.

(b)
Exhibits.

        The following documents are filed as exhibits hereto:

Exhibit Index		Exhibit Description
2.1	**	Form of Separation and Distribution Agreement between Demand Media, Inc. and Rightside Group, Ltd.

3.1	**	Form of Amended and Restated Certificate of Incorporation of Rightside Group, Ltd.

3.2	**	Form of Amended and Restated Bylaws of Rightside Group, Ltd.

4.1	**	Form of Common Stock Certificate of Rightside Group, Ltd.

8.1	**	Form of Tax Opinion of Latham & Watkins LLP.

10.1	**	Form of Transition Services Agreement between Demand Media, Inc. and Rightside Group, Ltd.

10.2	**	Form of Tax Matters Agreement between Demand Media, Inc. and Rightside Group, Ltd.

10.3	**	Form of Employee Matters Agreement between Demand Media, Inc. and Rightside Group, Ltd.

10.4	**	Form of Intellectual Property Assignment and License Agreement between Demand Media, Inc. and Rightside Group, Ltd.

10.5	**	Form of Rightside Group, Ltd. Incentive Award Plan.

10.6	**	Form of Rightside Group, Ltd. Employee Stock Purchase Plan.

10.7	*	Employment Agreement between Rightside Group, Ltd. and Taryn J. Naidu, dated January 10, 2014.

10.8	*	Employment Agreement by and between Rightside Group, Ltd., Rightside Operating Co. and Tracy Knox, dated as of January 6, 2014.

10.9	**	Employment Agreement between Rightside Group, Ltd. and Wayne MacLaurin, dated , 2014.

10.10	**	Employment Agreement between Rightside Group, Ltd. and Rick Danis, dated , 2014.

10.11	*	Non-executive Chairman Agreement between Rightside Group, Ltd., Demand Media, Inc. and David E. Panos, dated January 9, 2014.

10.12	**	Amended and Restated Letter of Agreement between Namecheap, Inc. and eNom, Inc., dated April 1, 2011.

10.13	**	Ninth Amendment to Amended and Restated Letter of Agreement between Namecheap, Inc. and eNom Incorporated, dated December 20, 2013.

10.14	**	Google Services Agreement between Google Inc. and Demand Media, Inc., effective as of September 1, 2012.

Exhibit Index		Exhibit Description
10.15	**	Form of Indemnification Agreement entered into between Rightside Group, Ltd. and each of its directors and executive officers.

21.1	**	List of subsidiaries of Rightside Group, Ltd.

99.1	*	Preliminary Information Statement of Rightside Group, Ltd., subject to completion, dated January 10, 2014.

*
Filed herewith.

**
To be filed by amendment.

 SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Rightside Group, Ltd.
By:	/s/ TARYN J. NAIDU
	Name:	Taryn J. Naidu
	Title:	Chief Executive Officer

Dated: January 10, 2014

Exhibit Index		Exhibit Description
2.1	**	Form of Separation and Distribution Agreement between Demand Media, Inc. and Rightside Group, Ltd.

3.1	**	Form of Amended and Restated Certificate of Incorporation of Rightside Group, Ltd.

3.2	**	Form of Amended and Restated Bylaws of Rightside Group, Ltd.

4.1	**	Form of Common Stock Certificate of Rightside Group, Ltd.

8.1	**	Form of Tax Opinion of Latham & Watkins LLP.

10.1	**	Form of Transition Services Agreement between Demand Media, Inc. and Rightside Group, Ltd.

10.2	**	Form of Tax Matters Agreement between Demand Media, Inc. and Rightside Group, Ltd.

10.3	**	Form of Employee Matters Agreement between Demand Media, Inc. and Rightside Group, Ltd.

10.4	**	Form of Intellectual Property Assignment and License Agreement between Demand Media, Inc. and Rightside Group, Ltd.

10.5	**	Form of Rightside Group, Ltd. Incentive Award Plan.

10.6	**	Form of Rightside Group, Ltd. Employee Stock Purchase Plan.

10.7	*	Employment Agreement between Rightside Group, Ltd. and Taryn J. Naidu, dated January 10, 2014.

10.8	*	Employment Agreement by and between Rightside Group, Ltd., Rightside Operating Co. and Tracy Knox, dated as of January 6, 2014.

10.9	**	Employment Agreement between Rightside Group, Ltd. and Wayne MacLaurin, dated , 2014.

10.10	**	Employment Agreement between Rightside Group, Ltd. and Rick Danis, dated , 2014.

10.11	*	Non-executive Chairman Agreement between Rightside Group, Ltd., Demand Media, Inc. and David E. Panos, dated January 9, 2014.

10.12	**	Amended and Restated Letter of Agreement between Namecheap, Inc. and eNom, Inc., dated April 1, 2011.

10.13	**	Ninth Amendment to Amended and Restated Letter of Agreement between Namecheap, Inc. and eNom Incorporated, dated December 20, 2013.

10.14	**	Google Services Agreement between Google Inc. and Demand Media, Inc., effective as of September 1, 2012.

10.15	**	Form of Indemnification Agreement entered into between Rightside Group, Ltd. and each of its directors and executive officers.

21.1	**	List of subsidiaries of Rightside Group, Ltd.

99.1	*	Preliminary Information Statement of Rightside Group, Ltd., subject to completion, dated January 10, 2014.

*
Filed herewith.

**
To be filed by amendment.

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INFORMATION INCLUDED IN INFORMATION STATEMENT AND INCORPORATED BY REFERENCE IN FORM 10
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
  ITEM 15. Financial Statements and Exhibits
SIGNATURE